                             WARNER-LAMBERT COMPANY

                            EXECUTIVE SEVERANCE PLAN

                          As Amended To October 1, 1997

                             WARNER-LAMBERT COMPANY
                            EXECUTIVE SEVERANCE PLAN

         Section 1. Establishment of Plan. Warner-Lambert Company (the "Company") hereby establishes this Executive Severance Plan (the "Plan"). The Plan shall become effective as of February 17, 1988 (the "Effective Date").

        Section 2. Purposes of Plan. In recognition of the establishment of the Enhanced Severance Plan which is not applicable to Participants (as hereinafter defined) in this Plan, and in further recognition of the several different concerns of Executives encompassed hereby, the purposes of the Plan are to: (a) fulfill the Company's commitment under the Warner-Lambert Creed of attracting and retaining capable people as a means of both addressing the health and well-being of people throughout the world and providing a fair and attractive economic return to the Company's shareholders; (b) address the concerns of the Company's Executives regarding job security; and (c) help ensure that the Executives receive the benefits which they legitimately expect in the normal course of their employment.

        Section 3.  Definition of Executives; Eligibility.

        3.1. Definition of Executives. For purposes of this Plan, the term "Executives" shall mean (a) all employees of the Company who are subject to the reporting requirements of Section 16(a) of the Act (as hereinafter defined) ("Corporate Officers") on the Effective Date; (b) all persons who become Corporate Officers after the Effective Date and (c) all employees of the Company who are designated by the Board of Directors of the Company (the "Board") or by the Executive Committee of the Company (as such bodies are constituted prior to the occurrence of a Change in Control (as hereinafter defined)) as eligible for participation in this Plan ("Designated Employees"). For purposes of this Plan, the term "Act" shall mean the Securities Exchange Act of 1934, as amended.

        3.2. Eligibility. All Executives shall participate in the Plan (the "Participants"); provided, however, that (i) except as provided in clauses
   (iii) and (iv) of this subsection, an Executive shall cease to be a Participant at the time such Executive ceases to be a Corporate Officer; (ii) no person who is not an Executive at the time of the occurrence of a Change in Control shall become a Participant thereafter; (iii) except as provided in clause (iv) of this subsection, the participation of a Designated Employee shall cease at the time that such employee ceases to be a corporate officer appointed to such position by the Board of Directors, unless such employee continues to be a Corporate Officer; and (iv) no Executives who are Participants at the time of the occurrence of a Change in Control shall cease participation without their written consent.

        Section 4.  Definition of Change in Control; Activation Event.
        4.1. Change In Control. For purposes of this Plan, a "Change in Control" of the Company shall be deemed to have occurred if (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, (ii) the stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets or plan of liquidation or (iii) the composition of the Board at any time during any consecutive twenty-four (24) month period changes such that the Continuity Directors (as hereinafter defined) cease for any reason to constitute at least fifty-one percent (51%) of the Board. For purposes of the foregoing clause (iii), "Continuity Directors" means those members of the Board who either (a) were directors at the beginning of such consecutive twenty-four (24) month period, or (b)(1) filled a vacancy during such twenty-four (24) month period created by reason of (x) death, (y) a medically determinable physical or mental impairment which renders the director substantially unable to function as a director or (z) retirement at the last mandatory retirement age in effect for at least two (2) years, and
   (2) were elected, nominated or voted for by at least fifty-one percent (51%) of the current directors who were also directors at the commencement of such twenty-four (24) month period.

        4.2. Activation Event. For purposes of this Plan, the term "Activation Event" shall mean a termination of employment with the Company (whether voluntary or involuntary) within three (3) years after a Change in Control for any reason other than death or Termination for Just Cause (as hereinafter defined).

        Section 5. Severance Benefits. Upon the occurrence of an Activation Event with respect to a Participant, the following shall apply to such
   Participant: (a) the benefits specified in Severance Policy #163, as such policy is in effect immediately prior to the occurrence of the Change in Control (including amounts due by reason of such event) (the "Severance Policy"), shall be paid to the

   Participant, in accordance with the coverage provisions thereof, even though the termination would not otherwise give rise to severance payments, provided, however, that the Severance Pay Duration Period (as defined in the Severance Policy) of Participants shall be thirty-six (36) months; (b) severance benefits shall be determined on the basis of base pay plus Bonus Amount (as hereinafter defined), extrapolated for the entire Severance Pay Duration Period, as determined in accordance with paragraph (a) hereof (for example severance benefits shall include payment of, and benefits continuance shall in part be based upon, three (3) times the Participant's Bonus Amount);
   (c) severance payments and continued eligibility for other benefits shall not terminate upon other employment, retirement or death; (d) severance payments (including amounts paid in respect of the Participant's Bonus Amount) shall, at the election of the Participant, be made monthly or in a lump sum (regardless of eligibility therefor under the Severance Policy) and the receipt of a lump sum payment shall not terminate coverage under other benefit arrangements which are otherwise continued during the Severance Pay Duration Period under the Severance Policy; and (e) the Company shall provide third party outplacement assistance consistent with the Company's prior practices. For purposes hereof, the term "Bonus Amount" shall mean the target award for such Participant's job grade as set forth in Exhibit 5 hereto, as such schedule may be revised from time to time; provided, however, that upon the occurrence of a Change in Control, the target awards may not be reduced.

        Section 6. Retirement Plans. Upon the occurrence of a Change in Control, the vesting requirement applicable to Participants shall become five (5) Years of Service (as defined in the Warner-Lambert Retirement Plan (the "Retirement Plan")) and upon the occurrence of an Activation Event with respect to a Participant, such Participant shall receive credit for all purposes of the Retirement Plan for the Severance Pay Duration Period (including the extension thereto provided under Section 5) and the payments received in respect of such Period to the extent permissible under the Internal Revenue Code of 1986, as amended (the "Code"), with the balance of such credit, if any, being given under the Warner-Lambert Supplemental Pension Income Plan (the "Supplemental Pension Plan"). In addition, upon the occurrence of an Activation Event with respect to a Participant, eligibility for Supplemental Pension Income under the Supplemental Pension Plan shall become attainment of salary grade 17 prior to the Change in Control. To implement the aforementioned, the Retirement Plan is hereby amended by (i) deleting the second parenthetical in the first sentence of Section 7 of
   Article XIII thereof, and (ii) revising the third sentence of Section 7 of
   Section XIII thereof, to read in its entirety as provided in Exhibit 6(a) hereto. Further, the Supplemental Pension Plan is hereby amended by (i) adding the phrase "and the Warner-Lambert Executive Severance Plan" after the fifteenth word of Section 13.3 of Article XIII thereof and revising Section 13.1(a) to read in its entirety as provided in Exhibit 6(b) hereto.

        Section 7. Savings Plan. Upon the occurrence of an Activation Event with respect to a Participant, such Participant shall receive credit for all purposes of the Warner-Lambert Savings and Stock Plan (the "Savings Plan") for the

   Severance Pay Duration Period (including the extension thereto provided under Section 5) and the payments received in respect of such Period (exclusive of Bonus Amounts) to the extent permissible under the Code, with the balance of such credit, if any, being given under the Warner-Lambert Supplemental Savings Plan (the "Supplemental Savings Plan"). To implement the aforementioned, the Savings Plan is hereby amended by (i) deleting the second parenthetical in the first sentence of Section 7.6 thereof, (ii) revising the third sentence of Section 7.6 thereof, to read in its entirety as provided in
   Exhibit 7 hereto and (iii) the Supplemental Savings Plan is hereby amended by adding the phrase "and the Warner-Lambert Executive Severance Plan" after the fifteenth word of the last paragraph of Section 11.1 of Article 11 thereof.

        Section 8. Incentive Compensation Plan. Upon the occurrence of a Change in Control, (i) the formula for determining the rate for adjustments to Deferred Bonus Accounts (as defined in the Warner-Lambert Company Incentive Compensation Plan (the "Incentive Compensation Plan")) may not be lower for succeeding periods than the formula in effect at the occurrence of the Change in Control (for example, if the formula in effect at the Change in Control is the average prime rate plus two (2) percent, the formula for all future years may not be lower than the average prime rate plus two (2) percent); (ii) the consulting and forfeiture provisions of the Incentive Compensation Plan shall no longer apply; (iii) the Company shall promptly transfer an amount equal to the aggregate of all Deferred Bonus Accounts to a trustee under an irrevocable trust commonly known as a "Rabbi Trust"; (iv) if the Participant had a Deferred Bonus Account on September 27, 1994, and he or she did not consent in writing to the provisions described in the following clause (v) prior to November 1, 1994, then upon the Participant's termination of employment with the Company, he or she shall promptly receive the balance in the Deferred Bonus Account in a lump sum distribution; and (v) upon a Participant's termination of employment with the Company within 3 years after a change in Control, he or she may, within 30 days thereafter, designate a distribution schedule for their Deferred Bonus Account which schedule may provide for a lump sum payment or installment payments over a period of up to 15 years, provided, however, that no payment shall be made until the end of the severance period (for example, if the Participant is entitled to 3 years' severance pay, deferred bonus payments may not begin until 3 years after termination even if such Participant receives the severance pay in a lump sum at termination). To implement the aforementioned, the Incentive Compensation Plan is hereby amended by (i) deleting the second parenthetical in the third sentence of
   Section 5.2 thereof and (ii) deleting the parenthetical in the first sentence of Sections 6.3 and 7.1(d) thereof.

        Section 9. Stock Option Plans. Upon the occurrence of a Change in Control, all Options (as such term is defined in the Stock Option Plans (as hereinafter defined)) then outstanding under the Warner-Lambert Company 1974 Stock Option and Alternate Stock Plan, the Warner-Lambert Company 1983 Stock Option Plan and the Warner-Lambert Company 1987 Stock Option Plan (collectively, the "Stock Option Plans") and held by Participants shall become immediately exercisable by the optionee. Effective as of the Effective Date of the Plan, limited stock appreciation rights ("LSAR's") are hereby granted to all Participants, at such Effective Date, in connection with all outstanding options held by such Participants which are not Reference Options (as defined in the Stock Option Plans). Such LSAR's shall only be exercisable for a thirty (30) day period beginning on the date of the occurrence of a Change in Control unless (i) the optionee is subject to the reporting requirements of
   Section 16(a) of the Act at the time of the occurrence of the Change in Control and (ii) such event occurs within six (6) months of the date of grant of the LSAR's, in which case the LSAR's shall only be exercisable during the thirty (30) day period beginning six (6) months after the grant of the LSAR's. Such LSAR's shall remain exercisable (during the thirty (30) day period beginning on the date of the occurrence of the Change in Control or during the thirty (30) day period beginning six (6) months after the grant of the LSAR's, as the case may be), notwithstanding the termination of the optionee's employment with the Company. Upon the occurrence of the Change in Control within six (6) months of the date of grant of the LSAR's, the Company shall promptly transfer to a trustee under an irrevocable trust commonly known as a "Rabbi Trust" for the benefit of the Participants the maximum amount of cash estimated to be necessary to satisfy the Company's obligations upon exercise of all such LSAR's. Upon exercise of an LSAR, a Participant shall be entitled to receive a cash payment equal to the excess of the Fair Market Value (as hereinafter defined) on the date of exercise of a share of Warner-Lambert Common Stock over the grant price of the Option to which the LSAR relates multiplied by the number of shares with respect to which the LSAR is being exercised. For purposes hereof, the term "Fair Market Value" shall have the same definition currently applicable to the exercise of a Right (as defined in the Stock Option Plans) during the thirty (30) day period following a Change in Control. In addition, upon the occurrence of a Change in Control, all Rights then outstanding under the Stock Option Plans and held by Participants shall become immediately exercisable by the grantee; provided, however, that such Rights which have been held by the grantee for less than six (6) months shall become fully exercisable only during the thirty (30) day period beginning six (6) months after the date of grant, notwithstanding the termination of the grantee's employment with the Company. Upon the occurrence of a Change in Control, the Company shall promptly transfer to a trustee under a Rabbi Trust for the benefit of Participants the maximum amount of cash estimated to be necessary to satisfy the Company's obligations upon exercise of all outstanding Rights then held by Participants for less than six (6) months. To implement the aforementioned, (i) Article 7 of the Stock Option Plans is hereby amended by deleting paragraph (i) of
   Section 7(b) thereof in its entirety and substituting a new Paragraph (i) therefor, to read in its entirety as provided in Exhibit 9(a) hereto; (ii)
   Article 8 of the Stock Option Plans is hereby amended by deleting Paragraph
   (b) thereof in its entirety and substituting a new Paragraph (b) therefor, to read in its entirety as provided in Exhibit 9(b) hereto; and (iii) Article 8 of the Stock Option Plans is hereby amended by adding a new Paragraph (f) thereto, to read in its entirety as provided in Exhibit 9(c) hereto. In addition, all Options and Rights presently outstanding are hereby amended by deleting the last paragraph of Paragraph 1 thereof in its entirety and substituting therefor the language as provided in Exhibit 9(d) hereto. In addition, the Stock Option Plans and the Warner-Lambert Company 1989 Stock Plan, the Warner-Lambert Company 1992 Stock Plan and the Warner-Lambert Company 1996 Stock Plan (collectively, the "Stock Plans") are hereby amended as set forth in Exhibit 9(e) hereof with respect to a "Merger of Equals" (as therein defined).

        Section 10. Medical Benefits. Upon the occurrence of an Activation Event with respect to a Participant, such Participant's coverage under the Warner-Lambert Medical Plan and the Warner-Lambert Dental Plan (or HMO, as the case may be) shall continue for the duration of the Severance Pay Duration Period (including the extensions thereto provided under Section 5), whether or not the Participant receives the severance payments in a lump sum or in monthly payments. In addition, the Participant shall be eligible for the subsidized Retiree Medical/Dental Plan For Post 1991 Warner-Lambert Retirees if the Participant's age (in full and partial years) plus service (in full and partial years and counting all service which is credited for determining vesting under the Retirement Plan) equals at least seventy (70), with age and service being determined as of the end of the Severance Pay Duration Period (including the extensions thereto provided under Section 5), whether or not the Participant elects to receive severance payments in a lump sum or in monthly payments (i.e., service shall be determined by including the Severance Pay Duration Period (including the extensions thereto provided under Section 5) as service, and age shall be determined as of the end of the Severance Pay Duration Period (including the extensions thereto provided under Section 5), even if the Participant elects to receive severance in a lump sum). Further, upon the occurrence of a Change in Control, the Company's retiree medical plan may not be terminated or amended in a manner that is not also applicable to active employees.

        Section 11. Termination of Plan. This Plan may not be terminated with respect to any Participant without the written consent of such Participant.

        Section 12. Amendment of Plan. This Plan may not be amended in any manner which has a significant adverse effect on any Participant and his rights hereunder without the written consent of such Participant. Notwithstanding the foregoing, upon the occurrence of a Change in Control, this Plan may not be amended in any respect without the written consent of each Participant affected by such proposed amendment. Notwithstanding any other provision hereof, the Plan may be amended in order to obtain or maintain the status of (i) the Retirement Plan and Savings Plan as qualified plans under Section 401(a) of the Code and (ii) the Stock Option Plans as qualified under Rule 16b-3 promulgated pursuant to the Act.

        Section 13. Administration. The Chief Executive Officer of the Company shall appoint a committee (the "Committee") consisting of three (3) Participants, one of whom shall be the Corporate Vice President, Human Resources, who shall act as chairman, to administer the Plan. The Committee shall have the authority to interpret the Plan and to adopt rules for the implementation thereof.

        Section 14. Termination for Just Cause. For purposes of this Plan, the term "Termination for Just Cause" shall mean termination for the commission of a wrongful action such as theft of Company property or alcohol or drug abuse. The Company intends that Termination for Just Cause shall be limited to actions which are comparable to theft or substance abuse. The determination of whether alleged grounds for termination qualify as a Termination for Just Cause shall be made by an Arbitration Panel (as hereinafter defined).

        Section 15. Contract Right of Participants. The Board of Directors of the Company intends this Plan to constitute an enforceable contract between the Company and each Participant and intends this Plan to vest rights in such Participants as third party beneficiaries.

        Section 16. Compensation. For all purposes hereof, except Section 3 and except to the extent provided in Section 5 with respect to the determination of a Participant's Bonus Amount, a Participant's compensation, rate of base earnings, job grade, target award or similar amounts or status shall be the higher of such amount, grade or status (as the case may be) at the time of
   (i) the occurrence of a Change in Control, or (ii) the termination of the Participant's employment.

        Section 17. Construction. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

        Section 18. Governing Law. This Plan shall be governed by the law of the State of New Jersey (regardless of the law that might otherwise govern under applicable New Jersey principles of conflict of laws).

        Section 19. Successors and Assigns. The Plan shall be binding upon the Company and upon any assignee or successor in interest to the Company.

        Section 20. Excise Tax Reimbursement Agreements. As soon as practicable after the Effective Date, all Participants shall enter into excise tax reimbursement agreements substantially in the form provided in Exhibit 20 hereto. The objective of these agreements is to reimburse the Participants, on an after-tax basis, for any federal excise tax or similar state or local taxes (whether or not such taxes are in existence on the date hereof) that would be imposed as a result of a change in control of the Company.

        Section 21. Arbitration Panel. For purposes of this Plan, the term "Arbitration Panel" shall mean three (3) independent arbitrators, one of whom shall be selected by the Company, one by the Participant and the third shall be selected by the two other arbitrators. In the event that agreement cannot be reached on the selection of the third arbitrator, such arbitrator shall be selected by the American Arbitration Association. All arbitrators shall be selected from a list provided by the American Arbitration Association. All matters presented to the Arbitration Panel shall be decided by majority vote. All costs of the arbitration, including the Participant's attorneys' fees, if any, shall be paid by the Company.

        Section 22. Uniform Definition of Change in Control. The definitions of change in control in the Retirement Plan, Savings Plan, Warner-Lambert Company Supplemental Pension Income Plan, Severance Policy, Warner-Lambert Supplemental Savings Plan, Stock Option Plans, Warner-Lambert

   Company 1989 Stock Plan, Restricted Stock Plan for Directors of Warner-Lambert Company, Deferred Compensation Plan for Directors of Warner-Lambert Company and Warner-Lambert Company Directors' Retirement Plan shall be amended to incorporate the definition of "Change in Control" contained in Section 4 of this Plan. To implement the foregoing, such plans are hereby amended as provided in Exhibit 22 hereto.

        Section 23. Notice of Termination. During the three (3) year period after the occurrence of a Change in Control, the employment of a Participant may not be terminated, except in the event of Termination for Just Cause, unless the Participant has received six (6) months' advance notice of the termination in a letter written to such Participant, which letter shall specify (i) the date of termination, which date shall not be sooner than six
   (6) months after receipt of such letter by the Participant, (ii) the reason for termination, and (iii) a commitment to honor this Plan, including, without limitation, the Severance Policy, and to pay to the Participant all amounts to which the Participant is entitled thereunder. In addition, the expiration of such three (3) year period shall not extinguish the rights of any Participant who has received notice of termination during such three (3) year period (i) to a full six (6) month notice period (even if such notice period thereby extends beyond the three (3) year period), and (ii) to a payment of such Participant's severance and other benefits in accordance with the provisions of this Plan.

        Section 24. Maintenance of Status Quo. Upon the occurrence of a Change in Control, no Participant's salary, bonus or benefits may be reduced for a period of three (3) years provided that such Participant's performance is acceptable. For purposes of this Section, a Participant's performance shall be considered "acceptable" unless the Participant receives a written performance appraisal indicating (a) that such Participant's overall performance (i) is not acceptable and (ii) has not been acceptable during a performance review period extending at least six (6) months and (b) the specific reasons the Participant's performance is not acceptable. Further, such performance appraisal must have been (a) reviewed and concurred in by the Participant's supervisor, the supervisor's supervisor (unless the Participant's supervisor is the Chief Executive Officer of the Company) and the Participant's Human Resources representative and (b) preceded by a written warning given to such Participant which shall have provided a reasonable opportunity for the Participant to improve his or her performance.

                                                   WARNER-LAMBERT COMPANY

                                    EXHIBIT 5

                       1999 TARGET ANNUAL INCENTIVE AWARD

                                                               Target (as % of
                      Senior Officers                            Base Salary)
                      ---------------                            -----------
 Chairman and CEO                                                  105%
 President and COO                                                  95%
 VP and President Confectionery Sector                              65%
 VP and President Pharm Sector                                      65%
 VP and CFO                                                         70%
 VP and General Counsel                                             70%
 VP Strategic Management Processes                                  55%
 SR. VP & Chief Scientific Officer                                  55%
 VP & President WL/PD R&D                                           55%
 VP and President Consumer Healthcare Sector                        65%
 VP and President ACG                                               60%
 VP and President Consumer Healthcare                               60%
 VP and President SPG                                               60%
 President P-D U.S. and Mexico                                      50%
 VP HR                                                              65%
 VP and President Eu/Me/Afr                                         60%
 VP Knowledge Management                                            55%
 VP Public Affairs                                                  50%



                                    12/17/98

                                  EXHIBIT 6(a)

                                 Retirement Plan

        "The term "Activation Event" shall also include a termination of employment with the Company (whether voluntary or involuntary) within two (2) years after a Change in Control for any reason other than death or Termination for Just Cause (i) with respect to Participants who are covered by the Executive Severance Plan at the time of occurrence of the Change in Control, and (ii) with respect to all other Participants (x) if the Change in Control occurs otherwise than through a transaction approved and authorized or consented to by the Board of Directors of the Company, as constituted prior to such transaction, or (y) in such other circumstance as the Board of Directors shall deem appropriate."

                                  EXHIBIT 6(b)

                            Supplemental Pension Plan

        (a) an Employee shall be eligible to receive a Supplemental Pension Income in an amount determined in accordance with Article VI hereof if he was at salary grade 17 or higher prior to such Change in Control of the Company and an "Activation Event" (as defined in the Executive Severance Plan) shall have occurred with respect to such Employee;

                                    EXHIBIT 7

                                  Savings Plan

        "The term "Activation Event" shall also include a termination of employment with the Company (whether voluntary or involuntary) within two (2) years after a Change in Control (as hereinafter defined) for any reason other than death or Termination for Just Cause (i) with respect to Participants who are covered by the Executive Severance Plan at the time of occurrence of the Change in Control, and (ii) with respect to all other Participants (x) if the Change in Control occurs otherwise than through a transaction approved and authorized or consented to by the Board of Directors of the Company, as constituted prior to such transaction, or (y) in such other circumstance as the Board of Directors shall deem appropriate."

                                  EXHIBIT 9(a)

                               Stock Option Plans

        "(i) Notwithstanding any other provision contained in this Plan, no part of an Option may be exercised unless the Optionee remains in the continuous employ of the Company for one year from the date the Option is granted except that upon the occurrence of a Change in Control of Warner-Lambert Company (as hereinafter defined) all Options may be exercised without giving effect to the one year limitation and the limitations, if any, which may have been imposed by the Committee pursuant to paragraph (b)(ii) of this Article 7 with respect to the percent of the total number of shares to which the Option relates which may be purchased from time to time during the Option Period."

                                  EXHIBIT 9(b)

                               Stock Option Plans

        "(b) Exercise of Right. A Right shall become exercisable at such time, and in respect of such number of shares of Common Stock, as the Reference Option is then exercisable and such Right shall terminate upon termination of the Reference Option, provided, however, that no Right shall be exercisable unless the Grantee shall have remained in the continuous employ of the Company for one year from the date the Right was granted except that upon the occurrence of a Change in Control of Warner-Lambert Company, all Rights may be exercised without giving effect to the one year limitation and the limitations, if any, which may have been imposed by the Committee pursuant to paragraph (b)(ii) of Article 7 with respect to the percent of the total number of shares to which the Right relates which may be purchased from time to time during the Option Period; provided, however, that Rights which have been held for less than six months on the date of the occurrence of a Change in Control by Grantees who at the time of the occurrence of the Change in Control are subject to the reporting requirements of Section 16(a) of the Act may be exercised only during the thirty (30) day period beginning six months after the date of grant of the Right, notwithstanding the termination of the Grantee's employment with the Company, and without giving effect to the one year limitation and the limitations, if any, which may have been imposed by the Committee pursuant to paragraph (b)(ii) of Article 7 with respect to the percent of the total number of shares to which the Right relates which may be purchased from time to time during the Option

   Period. Except as provided in this paragraph (b) and in paragraphs (d) and
   (e) of this Article 8, no Right shall be exercisable unless at the time of such exercise the Grantee shall be in the employ of the Company. The date on which the exercise of a Right is effective shall hereinafter be referred to as the Valuation Date."

                                  EXHIBIT 9(c)

                               Stock Option Plans

        "(f) Notwithstanding anything herein to the contrary, Limited Rights may be granted hereunder by the Compensation Committee with respect to the Options granted under the Plan (which are not Reference Options), which shall be exercisable only upon the occurrence of a Change in Control. Such Limited Rights may only be exercised by Optionees during the thirty (30) day period beginning on the date of the occurrence of a Change in Control unless (i) at the time of the occurrence of the Change in Control such Optionee is subject to the reporting requirements of Section 16(a) of the Act and (ii) such event occurs within six (6) months of the date of grant, in which case such Limited Rights may only be exercised during the thirty (30) day period beginning six
   (6) months after the grant of the Limited Rights. During the period specified in the preceding sentence, such Limited Rights may be exercised notwithstanding the termination of the Optionee's employment with the Company. Upon the exercise of a Limited Right, the Optionee shall be entitled to receive a cash payment equal to the excess of the Fair Market Value of a share of Common Stock on the Valuation Date over the Option Price of the related Option multiplied by the number of shares with respect to which the Limited Right is being exercised (in such case the method of determining the Fair Market Value in the third sentence of Section 6(i) shall apply). Limited Rights shall expire on the first to occur of the date of exercise or expiration of the right of exercise of the Limited Right or of the related Option. Further, upon exercise of a Limited Right, the related Option shall be cancelled. The Board of Directors reserves the right to cancel all outstanding Limited Rights in accordance with Sections 11 and 12 of the Executive Severance Plan. Except as otherwise provided herein, the provisions of the Plan relating to Rights shall also apply to Limited Rights."

                                  EXHIBIT 9(d)

                               Stock Option Plans

        "Notwithstanding anything herein to the contrary, this Option may be exercised in full as of the date on which there occurs a "Change in Control of Warner-Lambert Company" (as defined in the Plan).

        Further, you are hereby granted Limited Rights (as defined in the Plan) with respect to those Options presently held by you which were not granted in tandem with Rights. These Limited Rights may only be exercised by you during the thirty (30) day period beginning on the date of the occurrence of a "Change in Control" (as hereinafter defined) unless (i) you are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), at the time of the occurrence of the Change in Control (a "Reporting Person") and (ii) such Change in Control occurs within six (6) months of the date of grant of the Limited Rights, in which case these Limited Rights may only be exercised during the thirty (30) day period beginning six (6) months after the date of grant of the Limited Rights. Lastly, upon exercise of a Limited Right, you shall be entitled to receive a cash payment equal to the excess of the "Fair Market Value" (as defined in the Plan) of a share of Common Stock on the date of exercise over the Option Price multiplied by the number of shares with respect to the Limited Right is being exercised. Notwithstanding the foregoing, the Company reserves the right to cancel all outstanding Limited Rights in the event that the Board of Directors of the Company cancels the Executive Severance Plan. Except as otherwise provided herein, the provisions of the Plan relating to

   Rights shall also apply to Limited Rights.

        In addition, notwithstanding anything herein to the contrary, Rights which are outstanding on the date of the occurrence of a Change in Control may be exercised in full; provided, however, that if you are a Reporting Person and the Change in Control occurs within six (6) months after the date of grant of the Right, the Right may only be exercised during the thirty (30) day period beginning six (6) months after the date of grant of the Right.

        For purposes hereof, a Change in Control shall be deemed to have occurred if (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, (ii) the stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets or plan of liquidation or (iii) the composition of the Board of Directors of the Company at any time during any consecutive twenty-four
   (24) month period changes such that the Continuity Directors (as hereinafter defined) cease for any reason to constitute at least fifty-one percent (51%) of the Board. For purposes of the foregoing clause (iii), "Continuity Directors" means those members of the Board who either (a) were directors at the beginning of such consecutive twenty-four (24) month period, or (b)(1) filled a vacancy during such twenty-four (24) month period created by reason of (x) death, (y) a medically determinable physical or mental impairment which renders the director substantially unable to function as a director or (z) retirement at the last mandatory retirement age in effect for at least two (2) years, and (2) were elected, nominated or voted for by at least fifty-one percent (51%) of the current directors who were also directors at the commencement of such twenty-four (24) month period."

                                  EXHIBIT 9(e)

                                   Stock Plans

        1. Section 4.6 of the Warner-Lambert Company 1989 Stock Plan, the Warner-Lambert Company 1992 Stock Plan and the Warner-Lambert Company 1996 Stock Plan shall be amended by adding "(a)" before the first sentence thereof and by adding the following as (b) at the end thereof and Section 6(h) of the Warner-Lambert Company 1983 Stock Option Plan and the Warner-Lambert Company 1987 Stock Option Plan shall be amended by adding "(I)" before the first sentence thereof and by adding the following as (II) at the end thereof:

        "As used in the Plan, a "Merger of Equals" shall mean either: (a) a Change in Control of Warner-Lambert Company, pursuant to the terms of which the stockholders of Warner-Lambert Company receive consideration, including securities, with an Aggregate Value (as defined below) not greater than 115 percent of the average closing price of the Common Stock of Warner-Lambert Company on the Composite Tape for New York Stock Exchange issues for the twenty business days immediately preceding the earlier of the execution of the definitive agreement pertaining to the transaction or the public announcement of the transaction; or (b) any other Change in Control of Warner-Lambert Company which the Board of Directors, in its sole discretion, determines to be a "Merger of Equals" for the purposes of this provision. For purposes of this section, "Aggregate Value" shall mean the consideration to be received by the stockholders of Warner-Lambert Company equal to the sum of
   (A) cash, (B) the value of any securities and (C) the value of any other non-cash consideration.

   The value of securities received shall equal the average closing price of the security on the principal security exchange on which such security is listed for the twenty business days immediately preceding the earlier of the execution of the definitive agreement pertaining to the transaction or the public announcement of the transaction. For securities not traded on a security exchange, and for any other non-cash consideration that is received, the value of such security or such non-cash consideration shall be determined by the Board of Directors."

        2. The Warner-Lambert Company 1989 Stock Plan, the Warner-Lambert Company 1992 Stock Plan and the Warner-Lambert Company 1996 Stock Plan shall be amended by adding the following as new Section 5.9 and the Warner-Lambert Company 1983 Stock Option Plan and the Warner-Lambert Company 1987 Stock Option Plan shall be amended by adding the following as new Section 7(h):

        "Rollover Option. Notwithstanding anything herein to the contrary, in the event of a Merger of Equals all Options granted hereunder shall become immediately exercisable by the Optionee and the Options shall be converted into options to purchase the stock of the company which other shareholders of Warner-Lambert Company receive in the transaction (the "Rollover Options"). The Rollover Options shall be subject to the same terms and conditions as those applicable to the Options held prior to the Merger of Equals, including, but not limited to, exercisability and Option Period, except as hereinafter provided. If the Aggregate Value consists only of shares of a publicly traded security ("New

   Security"), each Rollover Option shall entitle the holder to purchase the number of shares of New Security which is equal to the product of (a) the Exchange Ratio (as hereinafter defined) and (b) the number of shares of Common Stock subject to the Option immediately prior to the effective date of the Merger of Equals (rounded to the nearest full number of shares). The exercise price for each Rollover Option shall be the exercise price per share of each Option divided by the Exchange Ratio (rounded to the nearest full cent). For purposes hereof, "Exchange Ratio" shall mean the ratio for exchanging Common Stock held by the stockholders of Warner-Lambert Company for shares of New Security which is set forth in the definitive agreement pertaining to the transaction. If the Aggregate Value consists of consideration other than New Securities, the Board shall make appropriate adjustments to the number of Rollover Options and the exercise price thereof. In addition, with respect to Options granted after March 25, 1997, if an optionee who is not 55 years old is terminated within three (3) years following the Merger of Equals (for a reason other than "Termination for Just Cause," as defined in the Warner-Lambert Company Enhanced Severance Plan), such optionee's Options shall remain exercisable notwithstanding such termination of employment by the Company or any successor or its affiliates and such Options shall be exercisable until two years following the termination of employment, but in no event after the expiration of the Option Period."

                                   EXHIBIT 20

        This AGREEMENT, made and entered into as of June __, 1990 (this "Agreement"), between Warner-Lambert Company, a Delaware corporation (the "Company"), and ________________ _________________________ (the "Executive").

        WHEREAS, the Executive is a highly valued employee of the Company; and

        WHEREAS, the Company has awarded the Executive, in the ordinary course of business and during the Executive's employment with the Company, certain employee benefits, including, but not limited to, employee stock options, that are designed to compensate the Executive for his services to the Company and to give him incentive to expend every effort to produce the best results for the benefit of the Company's shareholders; and

        WHEREAS, in light of the economic climate and in an effort to foster a sense of job security for the Executive, the Company and the Executive have entered into certain arrangements (the "Executive Compensation Arrangements") regarding the Executive's employee benefits, including, but not limited to, arrangements regarding the accelerated vesting of employee stock options and the payment of severance, that are designed to preserve the Executive's benefits in the event of a change in control of the Company; and

        WHEREAS, there exists uncertainty in the tax law whether, and/or to what extent, the Executive Compensation Arrangements will subject the Executive to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar state or local taxes, (all such taxes, whether or not in existence on the date hereof, being collectively referred to herein as the "Excise Tax") thereby diminishing the value of the employee benefits to which the Executive is entitled;

        NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, the Company and the Executive do hereby covenant and agree as follows:

        1. Special Payments. In the event that the Executive becomes entitled to any payments and such payments, or any part thereof, will be subject to the Excise Tax, the Company shall pay to the Executive, in accordance with the provisions set forth below, an additional amount (a "Special Payment") that may be necessary to reimburse the Executive, on an after-tax basis, for any Excise Tax that may be imposed by reason of such payments, or any portion thereof, and for any federal, state and local income tax and Excise Tax that may be imposed by reason of the Special Payment.

        2. Calculation of Excise Tax and Special Payment. The Special Payment shall be paid to the Executive as promptly as practicable following a change in control of the Company once Price Waterhouse has calculated the estimated Excise Tax to be imposed on the Executive, except as otherwise provided in paragraph 3. For purposes of determining whether any payments will be subject to Excise Tax and the amount of such Excise Tax, all amounts in any manner connected with a change in control, whether received by the Executive at such time or not and including amounts which the Executive has the right to receive in the future as a result of the change in control (i) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, and
   (ii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by Price Waterhouse in accordance with the principles of
   Section 280G(d)(3) and (4) of the Code. For purposes of determining the amount of any Special Payment, the Executive shall be deemed to pay state and local income taxes at the highest marginal rate of taxation imposed by the state and locality in which the Executive resides or is employed (or both) in the calendar year in which the Special Payment is to be made, and federal income taxes at the highest marginal rate of taxation in the calendar year in which the Special Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. At no additional cost to the Executive, Price Waterhouse shall be responsible for completing and filing appropriate tax returns for the Executive in connection with the Special Payment hereunder, consistent with Price Waterhouse's calculation of such Special Payment.

        3. Subsequent Special Payment. In the event that Price Waterhouse shall determine that payments may be subject to the Excise Tax if made but that it is uncertain whether such payments will in fact be made, for example, payments of severance that will only be made if the Executive terminates his employment, or in the event that Price Waterhouse shall determine that payments are not subject to the Excise Tax but that there is a possibility of such payments being so treated, Price Waterhouse shall provide the Company and the Executive with an estimate of the maximum amount of the Special Payment that might be required to be paid pursuant to this Agreement. Thereupon the Company shall promptly transfer to a trustee of an irrevocable trust commonly known as a "Rabbi Trust" the maximum additional amount of cash estimated to be necessary to satisfy the Company's obligations under this Agreement after taking into consideration any Special Payments previously made to the Executive. The existence of such trust shall not discharge the Company's obligations hereunder and the Company shall continue to have the obligation to make such payments except to the extent that payments are actually made to the Executive from such fund. Additional Special Payments shall be made to the Executive upon a determination by Price Waterhouse that subsequent payments received by the Executive, for example, payments of severance following termination of employment, will result in additional Excise Tax.

        4. Adjustment of Special Payments. (a) In the event that subsequently enacted or decided statutes, regulations, administrative rulings or case law indicate, in the view of Price Waterhouse, that the calculation of the Excise Tax previously made by Price Waterhouse overstates the Executive's liability for such Excise Tax, the Company may direct the Executive, at the Company's sole expense, to file for a refund of such Excise Tax or take such other actions as Price Waterhouse reasonably may request in order to reduce the Executive's liability for Excise Tax and to ensure that the payments and any Special Payments made to the Executive pursuant to this Agreement are not determined to be "parachute payments" within the meaning of Section 280G(b)(2) of the Code, provided that the Company shall have taken consistent positions on its tax returns and the Company has issued similar directives to all similarly situated executives or former executives of the Company who have received Excise Tax reimbursement payments. The Executive shall cooperate in good faith in assisting the Company and Price Waterhouse in their actions pursuant to this paragraph 4(a).

            (b) If it shall be determined, following the payment to the Executive of the Special Payment, in a final judicial determination or a final administrative settlement to which the Executive is a party that the calculation of the Excise Tax and/or the Special Payment is in error, then Price Waterhouse will determine the amount (the "Adjustment Amount"), if any, which the Executive must pay to the Company or the Company must pay to the Executive, as the case may be, in order to put the Executive in the same position, after taking account of any and all taxes (including penalties and interest) paid by or for the Executive or refunded to or for the benefit of the Executive and of the value to the Executive of any and all tax deductions allowed or disallowed with respect to any adjustment made in such determination or settlement or pursuant to this clause, as he would have been in had he received the Special Payment using the calculations set forth in such determination or settlement; provided, however, that as soon as practicable after the Adjustment Amount has been so determined, the Company shall pay the Adjustment Amount to the Executive, or the Executive shall pay the Adjustment Amount to the Company, as the case may be. In the event that the amount of the estimated Special Payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

            (c) The Executive will promptly notify the Company in writing whenever he receives notice of the institution of a judicial or administrative proceeding, formal or informal, in which the federal tax treatment of any amount paid or payable under this Agreement is being reviewed or is in dispute. The Company agrees that, in the event it desires the claim to be contested, it shall request promptly (but in no event later than 30 days after notice from the Executive or such earlier period as the Internal Revenue Service may specify for responding to such claim) that the Executive contest the claim. Unless required by law, the Executive agrees not to make any payment of any tax which is the subject of the claim before he has given the notice or during the 30-day period thereafter unless he receives written instruction from the Company to make such payment, in which case the Executive will act promptly in accordance with such instructions. If the Company requests that the Executive contest the claim and provides the Executive with an opinion of its counsel, at the Company's sole expense, setting forth the facts and legal analysis on which it is based, to the effect that there exists a substantial likelihood of success in contesting the claim, the Executive will contest the claim by pursuing administrative remedies, suing for a refund in the appropriate court or contesting the claim in the United States Tax Court, all at the Company's sole expense. If requested by the Company in writing, the Executive will, at the sole expense of the Company, take all reasonably necessary actions not adverse to the Executive to compromise or settle the claim, but in no event will the Executive compromise or settle the claim or cease to contest the claim without the written consent of the Company, which consent shall not be unreasonably withheld. The Executive agrees, at the sole expense of the Company, to take appropriate appeals of any judgment or decision that would require the Company to make a Special Payment under paragraph 1 if requested by the Company and if the Executive is provided with an opinion of the Company's counsel, at the Company's sole expense, setting forth the facts and legal analysis on which it is based, to the effect that there exists a substantial likelihood of success on appeal.

            (d) The Company shall pay or reimburse the Executive from time to time, within five business days after presentation of reasonable documentation therefor, for all costs and expenses, including reasonable attorney's fees incurred as a result of contesting a claim or seeking a refund with respect to Excise Taxes.

            (e) Should the Company fail to provide direction to the Executive in accordance with the provisions of this Paragraph 4, the Executive, promptly following the Executive's written request for such direction, shall take whatever action he deems appropriate (the Company having no right to later challenge that decision) and it shall be deemed that the Company requested him to take that action.

        5. State or Local Taxes. All issues surrounding the application of any Excise Tax which is a state or local tax shall be resolved by Price Waterhouse based upon the principles underlying the purpose of this Agreement and by reference to the methodology, to the extent relevant, established in Paragraphs 2, 3, and 4 hereof.

        6. Amendment; Waiver. This Agreement may not be modified, amended, waived or terminated in any manner except by an instrument in writing signed by both parties hereto. At any time prior to a change in control, the Board of

   Directors of the Company may substitute another firm of certified public accountants. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

        7. Governing Law. All matters affecting this Agreement, including the validity thereof, are to be governed by, interpreted and construed in accordance with the laws of the State of New Jersey, except provisions relating to conflict of laws.

        8. Notices. Any notice hereunder by either party to the other shall be given in writing by personal delivery or certified mail, return receipt requested. If addressed to the Executive, the notice shall be delivered or mailed to the Executive at the address specified under the Executive's signature hereto, or if addressed to the Company, the notice shall be delivered or mailed to the Company at its executive offices to the attention of Vice President and General Counsel. A notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by certified mail, on the date shown on the applicable return receipt.

        9. Counterparts. This Agreement may be executed by either of the parties hereto in counterpart, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

       10. Headings. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

        IN WITNESS WHEREOF, the Company has caused the Agreement to be signed by its officer pursuant to the authority of its Board of Directors, and the Executive has executed this Agreement, as of the day and year first written above.

                                            WARNER-LAMBERT COMPANY

                                            By
                                               ----------------------------
                                               Name:
                                               Title:

                                            [NAME]

                                            ------------------------------
                                            Address:

                                   EXHIBIT 22

        1. The third sentence of the second paragraph of Section 1 of Article XXI of the Retirement Plan, the second sentence of the second paragraph of
   Section 14.1 of Article 14 of the Savings Plan, Section 13.2 of Article XIII of the Supplemental Pension Income Plan, the second sentence of the second paragraph of Section 11.1 of Article 11 of the Supplemental Savings Plan,
   Article 6(h) of the Stock Option Plans and the first sentence of Section 4.6 of the Warner-Lambert Company 1989 Stock Plan, are hereby amended by deleting the phrase "(with respect to persons who are not participants in the Warner-Lambert Executive Severance Plan)".

        2. Section 11.2 of Article XI of the Warner-Lambert Company Directors' Retirement Plan, the last sentence of Section 4.6 of Article IV of the Deferred Compensation Plan for Directors of Warner-Lambert Company and
   Section 4.5(b) of the Restricted Stock Plan for Directors of Warner-Lambert Company are hereby amended by adding the following provision at the end thereof:

         "or (iii) the composition of the Board at any time during any consecutive twenty-four (24) month period changes such that the Continuity Directors (as hereinafter defined) cease for any reason to constitute at least fifty-one percent (51%) of the Board. For purposes of the foregoing clause

         (iii), "Continuity Directors" means those members of the Board who either (a) were directors at the beginning of such consecutive twenty-four (24) month period, or (b)(1) filled a vacancy during such twenty-four (24) month period created by reason of (x) death, (y) a medically determinable physical or mental impairment which renders the director substantially unable to function as a director or (z) retirement at the last mandatory retirement age in effect for at least two (2) years, and (2) were elected, nominated or voted for by at least fifty-one percent (51%) of the current directors who were also directors at the commencement of such twenty-four (24) month period."